                                                                     Exhibit 4H

                       FORM OF FACE OF MEDIUM TERM GLOBAL
                    FLOATING RATE NOTE, REGISTERED SECURITY

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE INDENTURE DESCRIBED HEREIN. THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED

No. FLR-                                             CUSIP NO.
              ------------                                     ------------

                            LUCENT TECHNOLOGIES INC.
                           Medium Term Note, Series A
                                 (FLOATING RATE)

Principal Amount:
Specified Currency:
Initial Interest Rate:                              Base Rate:
Original Issue Date:                                Maturity Date:
Index Maturity:                                     Spread (plus or minus):
Interest Payment Period:                            Spread Multiplier:    %
Interest Reset Period:                              Maximum Interest Rate:
Interest Payment Dates:                             Minimum Interest Rate:
Initial Interest Reset Date:                        Calculation Dates:
Reset Dates:                                        Interest
Interest Determination Dates:                       Calculation Agent:
Initial Optional Redemption Date:                   Optional
Annual Redemption Price Reduction:                  Redemption Price:  %
Optional Repayment Date(s):
Other Terms:

              Lucent Technologies Inc., a corporation duly organized and existing under the Laws of the State of Delaware (herein referred to as the "Company"), for value received hereby promises to pay to Cede & Co. or registered assigns, the Principal Amount stated above, on the Maturity Date set forth above (except to the extent redeemed or repaid prior to the Maturity Date set forth above), and to pay interest thereon from the Original Issue Date set forth above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for on the Interest Payment Dates set forth above and on the Maturity Date (or any redemption or repayment date), commencing on the first Interest Payment Date following the Original Issue Date at the rate per annum equal to the Initial Interest Rate stated above until the Initial Interest Reset Date stated above and thereafter at the rate per annum determined in accordance with the provisions on the reverse hereof under the heading or headings "Determination of Commercial Paper Rates," "Determination of LIBOR" and "Determination of Treasury Rates," depending on the Base Rate specified above, until the principal hereof is paid or made available for payment, provided, however, that if the Original Issue Date shown above occurs between a Record Date, as defined on the reverse hereof, and an Interest Payment Date, interest payments will commence on the succeeding Interest Payment Date and provided, further that if an Interest Payment Date or the Maturity Date or redemption or repayment date for any Note would otherwise be a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date, Maturity Date or redemption or repayment date will be postponed to the next day that is a Business Day, except that if the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR" below, and such Business Day is in the next succeeding calendar month, such Interest Payment Date, Maturity Date or redemption or repayment date will be the immediately preceding Business Day. The interest payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on each Record Date, as defined on the reverse hereof; provided, however, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal herein shall be payable.

              REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

              This Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by _______________________, as Authentication Agent under the Indenture referred to on the reverse hereof.

              IN WITNESS WHEREOF Lucent Technologies Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:                               LUCENT TECHNOLOGIES INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     Attest

                                     ___________________________________________
                                     Name:
                                     Title:

Dated:

AUTHENTICATING AGENT'S
CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

_______________________,
As Authentication Agent

By:________________________
Authorized Signatory

                       FORM OF REVERSE OF GLOBAL SECURITY

              This Note is one of a duly authorized issue of securities of the Company (herein referred to as the "Securities") issued and to be issued in one or more series under and pursuant to an indenture dated as of __________________, 1996 (the "Indenture"), between the Company and
_______________________, as Trustee (the "Trustee"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Securities, and the terms upon which the Securities are to be authenticated and delivered. This Note is one of a series of Securities designated as the Medium Term Notes, Series [__] (herein referred to as the "Notes").

              Payments of principal and interest due at the Maturity Date or upon redemption or repayment, if applicable, will be made in immediately available funds upon surrender of this Note, and interest payable at the Maturity Date or upon redemption or repayment, if applicable, will be payable to the person to whom principal is payable. Payment of the principal of and premium, if any, and interest on this Note will be made in the Specified Currency indicated above. In the case of Notes denominated in and on which principal and premium, if any, and interest is payable in U.S. dollars, payment of the principal of premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York; provided, however, that at the option of the Company payment of interest other than interest due at the Maturity Date shown above or upon redemption or repayment may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register. Interest on Notes payable in a Specified Currency other than U.S. dollars will be paid by mailing a check or draft in the Specified Currency (subject to certain exceptions) drawn on an account at a bank outside of the United States. Principal and premium, if any, on Notes payable in a Specified Currency other than U.S. dollars will be made, at the option of the Company, either outside the United States in the jurisdiction of the Specified Currency or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York.

              Unless the face of this Note indicates that an Optional Redemption Price is applicable to this Note, this Note may not be redeemed at the option of the Company prior to the Maturity Date. If the face of this Note indicates that an Optional Redemption Price is applicable to this Note, then this Note may be redeemed at the option of the Company as a whole, or from time to time in part, on or after the Initial Optional Redemption Date specified on the face hereof and prior to the Maturity Date, at the Optional Redemption Price specified on the face hereof (expressed as a percentage of the Principal Amount) (subject to reduction as hereinafter provided), together in each case with accrued interest to the date fixed for redemption; provided that if the face of this Note indicates that this Note is subject to an "Annual Redemption Price Reduction", then the Optional Redemption Price Shall decline at each anniversary of the Initial Optional Redemption Date by the Annual Redemption Price Reduction until the Optional Redemption Price is 100% of such Principal Amount. Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their last registered address not less than thirty nor more than sixty days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the presentation and cancellation hereof. If less than all Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

              Unless an Optional Repayment Date or Dates is indicated on the face of this Note, this Note shall not be subject to repayment at the option of the Holder prior to the Maturity Date. If an Optional Repayment Date or Dates is indicated on the face of this Note, this Note may be subject to repayment at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of U.S. $1,000, or if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency, (provided that any remaining Principal Amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the Holder hereof at a price equal to 100% of the Principal Amount to be repaid, together with interest accrued hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Company must receive at the corporate to office of the Trustee in the Borough of Manhattan, The City of New York, at least 30 calendar days but not more than 45 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the Principal Amount of this Note, the Principal Amount of this Note to be repaid, the certificate number or description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Trustee not later than the fifth Business day after the date of such telegram, telex, facsimile transmission or letter, and this Note and form duly completed must be received by the Trustee by such fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a New Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof, provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

              Commencing with the initial Interest Reset Date specified in the face hereof following the Original Issue Date, the rate at which interest on this Note is payable shall be reset weekly, monthly, quarterly, semi-annually or annually as shown on the face hereof under "Interest Reset Period," (the first day of each Interest Reset Period being an "Interest Reset Date") provided, however, that (i) the interest rate in effect from the Original Issue Date to the Initial Interest Reset Date specified on the face hereof will be the Initial Interest Rate and (ii) the interest rate in effect hereon for the 10 days immediately prior to maturity, redemption or repayment, if applicable, shall be that in effect on the 10th day preceding the maturity, redemption or repayment, if applicable. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates but not including the next succeeding Interest Reset Date or until maturity, redemption or repayment, as the case may be. If any Interest Reset Date specified on the face hereof would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR" below, and (ii) such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

              Determination of Commercial Paper Rates. If the Base Rate on this
Note is the Commercial Paper Rate (a "Commercial Paper Rate Note"), the interest rate with respect to this Note shall equal the Commercial Paper Rate (calculated as described below) plus or minus the Spread, if any, specified on the face hereof or multiplied by the Spread Multiplier, if any, specified on the face hereof. The Commercial Paper Rate for each Interest Reset Date shall be determined on the Calculation Date (as defined below) by the Calculation Agent as of the second Business Day prior to each Interest Reset Date (a "Commercial Paper Interest Determination Date") and shall be the Money Market yield (as defined below) on such Commercial Paper Interest Determination Date of the rate for commercial paper having the Index Maturity designated on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System in "statistical release H.15(519), Selected Interest Rates" ("H.15(519)"), or any successor publication, under the heading "Commercial Paper." In the event such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield (calculated as described below) on such Commercial Paper Interest Determination Date of the rate for Commercial Paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "C Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) (or any successor publication) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market yield of the arithmetic mean (each as rounded to the nearest one hundred-thousandth of a percentage point) of the offered rates as of 11:10 A.M., New York City time, on such Commercial Paper Interest Determination Date of three Leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity designated on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Commercial Paper Interest Determination Date.

              "Money Market Yield" shall be a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =                D x 360        x 100
                                  -----------
                                  360-(D x M)

where "D" refers to the applicable per annum rate for the commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity.

              Determination of LIBOR. If the Base Rate on this Note is LIBOR (a "LIBOR Note") the interest rate payable with respect to this Note shall be equal to LIBOR (calculated as described below) plus or minus the Spread, if any, specified on the face hereof or multiplied by the Spread Multiplier, if any, specified on the face hereof. LIBOR shall be calculated as follows:

              (i) On the second London Banking Day prior to the Interest Reset Date (a "LIBOR Determination Date"), the Calculation Agent will determine the arithmetic mean of the offered rates for deposits in United States dollars for the period of the Index Maturity which appear on the Reuters Screen LIBOR Page at approximately 11:00 A.M., London time, on such LIBOR Determination Date. "Reuters Screen LIBOR Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks).

              (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page, the Calculation Agent WILL request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in United States dollars for the period of the Index Maturity to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Determination Date will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date for Loans in U.S. dollars to leading European banks, for the period of the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the calculation Agent are quoting rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such LIBOR Determination Date.

              As used herein, "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

              Determination of Treasury Rates. If the Base Rate on this Note is the Treasury Rate (a "Treasury Rate Note") the interest payable with respect to this Note shall equal the Treasury Rate (calculated as described below) plus or minus the Spread, if any, specified on the face hereof, or multiplied by the Spread Multiplier, if any, specified on the face hereof. The Treasury Rate with respect to an Interest Reset Date shall equal the rate for the auction held on the Treasury Rate Determination Date (as defined below) pertaining to such Interest Reset Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified above as published in H.15(519) under the heading "U.S. Government Securities-Treasury Bills-auction average (investment)" or any successor publication, or, if not so published by 9:00 A.M., New York City time, on the Calculation Date (defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable) and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified above are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable. and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specialty above; provided, however, that if the dealers selected as affected said by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the Treasury Rate in effect on such Interest Reset Date.

              The "Treasury Rate Determination Date" pertaining to an Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

              Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York Law as the same may be modified by United States Law of general applicability.

              The Calculation Agent will, upon the request of the holder of this Note, provide to such holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as a result of a determination rate with respect to the most recent Interest Determination Date.

              The Calculation Date, if applicable, pertaining to any Commercial Paper Interest Determination Date or Treasury Rate Determination Date (an "Interest Determination Date") shall be the date(s) specified on the face hereof or, if no such date is specified, the 10th Business Day after such Interest Determination Date.

              "Business Day" means any day, other than a Saturday or Sunday, and that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and
(i) with respect to Notes denominated in a Specified Currency other than U.S. dollars or European Currency Units, in the capital city of the country of the Specified Currency; (ii) with respect to Notes denominated in European Currency Units, in Brussels. Belgium or (iii) with respect to Notes determined in accordance with the provisions of the heading "Determination of LIBOR" above, in the City of London.

              The "Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days prior to such Interest Payment Date, whether or not such Interest Payment Date shall be a Business Days provided, that if the Maturity Date of this Note is an Interest Payment Date, the Record Date shall be the Maturity Date.

              Interest payments for this Note will include interest accrued to but excluding the Interest Payment Date; provided, that, if the Interest Reset Dates with respect to this Note are weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued to and including the Record Date immediately preceding such Interest Payment Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upward to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point being rounded upward) for each such day shall be computed by dividing the interest rate (expressed as a decimal, rounded upward to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point being rounded upward) applicable to such day by 360, in the case of Notes determined in accordance with the provisions of the headings "Determination of LIBOR" and "Determination of Commercial Paper Rates," or by the actual number of days in the year in the case of Notes determined in accordance with the provisions of the heading "Determination of Treasury Rates."

              In case an Event of Default with respect to the Notes, as defined in the indenture, shall have occurred and be continuing the principal hereof may be declared and, upon such declaration, shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

              The Indenture permits, with certain exceptions as herein provided, the amendment thereof and the modification of the rights and obligations of the Company and rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in the principal amount of the outstanding Securities of each series affected by any such amendment or modification (with each series voting as a separate class). The Indenture also contains provisions permitting the holders of not less than a majority in principal amount of the outstanding Securities of series affected thereby (with each series voting as a separate class), on behalf of the holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that regarding the Securities of any series, the Holders of not less than a majority in principal amount of the outstanding Securities of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in Lieu hereof whether or not notation of such consent or waiver is made upon this Note.

              The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

              No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the place, at the respective times, at the rates and in the coin of currency herein prescribed.

              The Notes are issuable as registered Notes without coupons. Notes denominated in U.S. dollars are issuable only in denominations of U.S. $25,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. Notes denominated. In a Specified Currency other than U.S. dollars are issuable only in denominations of the equivalent of U.S. $25,000, or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance, provided, however, in the case of European Currency Units, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication on the Business Day immediately preceding the date of issuance. Notes are issuable at the office or agency of the Company referred to above and in the manner and subject to the limitations provided in the Indenture. Notes may be exchanged without a service charge for a like aggregate principal amount of Notes of other authorized denominations having the same maturity, interest rate, optional redemption provisions and original issue date.

              If the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent Record Date. Any payments made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

              Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Company, a new Note or Notes having the same maturity, interest rate, optional redemption provisions and original issue date of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that assay be imposed in relation thereto.

              The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

              No recourse shall be had for the payment of the principal of or the premium, if any, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporation, shareholder, officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of Law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

              This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

              All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

              The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable Laws or regulations:

     TEN COM-as tenants in common
     TENANT-as tenants by the entireties
     JT TEN-as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT-..........................Custodian.....................
                                 (Cust)                         (Minor)

     Under Uniform Gifts to Minor Act..........................................
                                                      (State)

              Additional abbreviations may also be used though not in the above list.

              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE!


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PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE!

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Company, with full power of substitution in the premises.

Dated:

--------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

              The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------
(Please print or typewrite name and address of the undersigned)

              If less that the entire Principal Amount of the within Note is to be repaid, specify the portion thereof (which shall be in authorized increments) which the Holder elects to have repaid: and specify the portion the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note, will be issued for the portion not being paid):


--------------------------

Date:
      --------------------                   --------------------------------

              NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement